UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2004

AMERICA WEST HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12649	86-0847214
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

111 West Rio Salado Parkway
Tempe, Arizona 85281
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (480) 693-0800

AMERICA WEST AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12337	86-0418245
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

4000 E. Sky Harbor Boulevard
Phoenix, Arizona 85034-3899
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (480) 693-0800

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     On January 22, 2004, America West Holdings Corporation (“Holdings”) and its wholly-owned subsidiary, America West Airlines, Inc. (“Airline,” together with Holdings, the “Company”), reported results for the Company’s fourth quarter and full year ended December 31, 2003.

     For the fourth quarter of 2003, Holdings reported net income of $6.8 million or diluted earnings per share of $0.13, operating revenues of $563.2 million and operating expenses of $550.6 million. For the full year 2003, Holdings reported net income of $57.4 million or diluted earnings per share of $1.29, operating revenues of $2.25 billion and operating expenses of $2.22 billion. Holdings reported total cash and investments at the end of 2003 of $629.5 million, of which $516.7 was unrestricted.

     For the fourth quarter of 2003, Airline reported income before income taxes of $0.6 million, operating revenues of $554.3 million and operating expenses of $544.6 million. For the full year 2003, Airline reported income before income taxes of $44.9 million, operating revenues of $2.22 billion and operating expenses of $2.19 billion.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On January 22, 2004, the Company announced via press release its results for the fourth quarter and full year ended December 31, 2003 and conducted a publicly-available conference call discussing those results. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

2.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, America West Holdings Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA WEST HOLDINGS CORPORATION

Dated: January 22, 2004	By:	/s/ Derek J. Kerr

Derek J. Kerr
Chief Financial Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, America West Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA WEST AIRLINES, INC.

Dated: January 22, 2004	By:	/s/ Derek J. Kerr

Derek J. Kerr
Chief Financial Officer

3.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 22, 2004.

4.